Exhibit 99.3
Form of Technology Agreement
TECHNOLOGY AGREEMENT
          This TECHNOLOGY AGREEMENT (this “Agreement”) is made and entered into as of [•], 2010 (the “Effective Date”), by and between Popular, Inc., a Puerto Rico corporation (“Popular”), and EVERTEC, Inc., a Puerto Rico corporation (together with its subsidiaries, “EVERTEC”) (each a “Party” and, collectively, the “Parties”).
     WHEREAS, Popular, AP Carib Holdings Ltd, Carib Acquisition, Inc, and EVERTEC have entered into an Agreement and Plan of Merger, dated as of June 30, 2010 (the “Merger Agreement”);
     WHEREAS, simultaneously with the closing of the transactions contemplated by the the Merger Agreement (the “Closing”), Popular, Banco Popular de Puerto Rico, and EVERTEC are entering into an Amended and Restated Master Service Agreement, made as of [the date hereof] (the “MSA”), under which EVERTEC, among other things, uses its proprietary technology to provide certain services to Popular;
     WHEREAS, the availability of such services and technology is critical to Popular and its Affiliates in the conduct and continuity of their businesses and, therefore, Popular desires access to the proprietary technology in the event of certain circumstances as specifically described herein;
     WHEREAS, in order provide for such access, Popular and EVERTEC, each agreed in the Merger Agreement to deliver, at Closing, a Technology Escrow Agreement duly executed by Popular, EVERTEC and the Technology Escrow Agent reflecting and consistent with the Technology Escrow Agreement Term Sheet attached to the Merger Agreement as Exhibit 1.1(a)(H); and
     WHEREAS, in order to effect the intent and purposes of the Merger Agreement, the Parties desire to enter into this Technology Agreement, as supplemented by the Three-Party Master Beneficiary Escrow Service Agreement to be entered into by and among Popular, EVERTEC, and Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”) simultaneously with this Agreement (the “MBESA”), substantially in the form of the agreement attached hereto as Exhibit A;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, Popular and EVERTEC hereby agree as follows:
ARTICLE I
DEFINITIONS; INTERPRETATION AND RULES OF CONSTRUCTION
          Section 1.1 Definitions. The following capitalized terms used in this Agreement shall have the meanings set forth below.

          “AAA” mean the American Arbitration Association.
          “Affiliates” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.
          “Arbitration Procedures” has the meaning set forth in Section 9.1(a)
          “Agreement” has the meaning set forth in the Preamble.
          “Bankruptcy Code” has the meaning set forth in Section 10.13.
          “Bankruptcy Event” shall have the meaning set forth in Section 10.13
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or San Juan, Puerto Rico are authorized or obligated by law or executive order to close.
          “Chosen Courts” has the meaning set forth in Section 10.8
          “Clawback Right” has the meaning set forth in Section 5.1
          “Confidential Information” has the meaning set forth in the MSA.
          “Control,” and the correlative terms “Controlling” and “Controlled,” means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Closing” shall have the meaning set forth in the Recitals.
          “Cured Service” has the meaning set forth in Section 5.1.
          “Deposit Account” has the meaning set forth in the MBESA.
          “Deposit Bundle” has the meaning set forth in Section 2.1.
          “Deposit Materials” means the software (including all source and object code forms) and related documentation, libraries, files, scripts, databases, specifications, tools, database schema, designs, and other tangible embodiments of technology and documentation therefor, the intellectual property rights in which are owned by EVERTEC and used either (i) by Popular or any of its Affiliates in any of their respective businesses; or (ii) by or on behalf of EVERTEC in providing services under the MSA to or on behalf of Popular (or any of its Affiliates that receive services under the MSA), excluding the software and other technology used only in the Merchant Acquiring Business, the TicketPop Business, and the ATH Network Business (as “Merchant Acquiring Business”, “TicketPop Business” and “ATH Network Business” are defined in the Merger Agreement). For the avoidance of doubt, Deposit Materials do not include any materials to the extent that the intellectual property rights therein are licensed by EVERTEC from a third party.
          “Elected License” has the meaning set forth in Section 4.3
          “Excess Deposit Materials” has the meaning set forth in Section 4.5
          “EVERTEC” has the meaning set forth in the Preamble.
          “Future Deposits” had the meaning set forth in Section 2.2.
          “Government Entity” means any federal, national, supranational, state, provincial, Commonwealth, local or foreign or similar government, governmental subdivision, regulatory or administrative body or other governmental or quasi-governmental agency, tribunal, commission, court, judicial or arbitral body or other entity with competent jurisdiction.
          “Improper Release” has the meaning set forth in Section 3.3.
          “Initial Deposit” has the meaning set forth in Section 2.1.
          “IP Purchase and Sale Agreement” means that certain IP Purchase and Sale Agreement, dated as of the date hereof, between EVERTEC and Popular.
          “Law” means any law, statute, ordinance, rule, regulation, code, Order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by a Government Entity or Self-Regulatory Organization (including, for the sake of clarity, any policy statement or interpretation that has the force of law with respect to any of the foregoing, and including common law).
          “Losses” has the meaning set forth in Section 8.1
          “Master Services Agreement” means the Amended and Restated Master Services Agreement, dated as of the date hereof, among Popular, Banco Popular de Puerto Rico and EVERTEC, as it may be amended, restated or supplemented from time to time.
          “Material Breach” has the meaning set forth in the MSA.
          “MBESA” has the meaning set forth in the Recitals.
          “Merger Agreement” has the meaning set forth in the Recitals.
          “MSA” has the meaning set forth in the Recitals.
          “Order” means any order, injunction, judgment, decree, writ or other enforcement action of a Government Entity.
          “Party” and “Parties” have the meaning set forth in the Preamble.

          “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a Government Entity, a trust or other entity or organization.
          “Popular” has the meaning set forth in the Preamble.
          “Release Event” has the meaning set forth in Section 3.1.
          “Requested Improvements” has the meaning set forth in Section 3.1(e).
          “Rights” has the meaning set forth in Section 4.1.
          “Self-Regulatory Organization” means the Financial Industry Regulatory Authority, the American Stock Exchange, the National Futures Association, the Chicago Board of Trade, the New York Stock Exchange, any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), any other securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization.
          “Service Failure” has the meaning set forth in Section 3.1(a).
          “Service Fees” has the meaning set forth in the MBESA.
          “Specified Materials” has the meaning set forth in Section 4.3
          “Specified Term” has the meaning set forth in Section 4.3
          “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the applicable time directly or indirectly owned or controlled by such Person.
          “Term” has the meaning set forth in Section 7.1
          “Transition Period” has the meaning set forth in the MSA.
          “Work Request” has the meaning set forth in the MBESA.
          Section 1.2 Rules of Interpretation.
          (a) Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”
          (b) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.
          (d) References herein to the Preamble or the Recitals shall refer, respectively, to the Preamble or the Recitals of this Agreement.
ARTICLE II
ESCROW DEPOSITS
          Section 2.1 Initial Deposit. Within ninety (90) days after the Effective Date, EVERTEC shall (i) identify the Deposit Materials that are applicable to each of the application categories listed on Exhibit B or such other categories that are mutually agreed upon by the Parties (each, a “Deposit Bundle”); and (ii) pursuant to the terms of the MBESA, shall deliver one copy of the most recent version of the Deposit Materials applicable to each Deposit Bundle, and all other Deposit Materials, if any, that are not applicable to any particular Deposit Bundle, to Iron Mountain along with instructions to deposit each such Deposit Bundle into a separate Deposit Account designated by the application categories set forth in Exhibit B and/or any other mutually agreed upon categories (collectively, the “Initial Deposit”).
          Section 2.2 Deposit Updates. Following the Initial Deposit, on a semi-annual basis during the term of the MSA and thereafter for the term of any Transition Period, EVERTEC will deliver to Iron Mountain pursuant to the MBESA the then-current versions of the Deposit Materials and any new Deposit Materials (“Future Deposits”) for deposit into the applicable existing Deposit Account(s) and/or one or more new Deposit Accounts, as applicable. All Future Deposits will automatically be deemed part of the Deposit Materials; provided, however, that EVERTEC will not be required to deposit any Future Deposits that are not used (i) by Popular or any of its Affiliates in their respective businesses or (ii) by or on behalf of EVERTEC in providing services under the MSA to or on behalf of Popular (or any of its Affiliates that receive services under the MSA). Notwithstanding the foregoing, following any Release Event as set forth below with respect to any one or more Deposit Bundles, EVERTEC shall deliver to the Escrow Agent a current copy of each such Deposit Bundle for redeposit into each such applicable Deposit Account.
ARTICLE III
ESCROW RELEASES
          Section 3.1 Releases Events. Popular shall have the right and option to obtain the release of the Deposit Materials upon the occurrence of any of the following events (“Release Events”):
          (a) failure of, or failure to provide, a service (including any transition service) under the MSA that has a material adverse impact on or significantly degrades the availability, use or performance of such service or the relevant business of Popular or any of its Affiliates, if such failure remains uncured seventy-two (72) hours after written notice thereof to EVERTEC (“Service Failure”) or a Material Breach (as defined in the MSA) by EVERTEC under the MSA that is not cured within the time period specified under the MSA (in either case, Popular shall have the right and option to obtain the release of only those Deposit Bundles affected by the Service Failure or Material Breach and any other Deposit Bundles that are reasonably necessary to use and support the affected Deposit Bundles);
          (b) expiration or termination of the MSA for any reason;
          (c) EVERTEC is subject to a voluntarily or involuntary bankruptcy proceeding;
          (d) regulatory requirement (in which case, Popular shall have the right and option to obtain the release of only those Deposit Bundles affected by the regulatory requirement and any other Deposit Bundles that are reasonably necessary to use and support the affected Deposit Bundles);
          (e) EVERTEC declines Popular’s request for certain improvements, enhancements or other developments (“Requested Improvements”) that EVERTEC is capable of fulfilling (in which case, Popular shall have the right and option to obtain the release of only those Deposit Bundles reasonably necessary to enable the development and support of the Requested Improvements, and Popular will not use such Deposit Bundles except in connection with the development and maintenance of the Requested Improvements); provided, however, in this case Iron Mountain shall not be authorized to release the Deposit Materials unless Popular certifies that the following conditions are met: (A) Popular has negotiated with a third party vendor an arrangement to prepare the Requested Improvements, (B) after negotiating the arrangement with a third party vendor Popular offers EVERTEC the right to prepare the Requested Improvements for a price that is equal to that negotiated between Popular and the third party vendor and upon terms and conditions substantially equivalent to those offered by the third party vendor (provided that the terms and conditions that EVERTEC would need to meet would not require the delivery of the Requested Improvements in source code form to Popular or require the transfer of the ownership of the intellectual property rights in the Requested Improvements), and (C) EVERTEC does not unconditionally accept such offer within ten (10) business days of its receipt thereof; and
          (f) EVERTEC notifies Popular that it is incapable for any reason of fulfilling or otherwise does not accept Popular’s request for Requested Improvements or EVERTEC accepts Popular’s request for Requested Improvements and fails to satisfy, in any material respect, any material terms upon which the Parties have agreed such Requested Improvements will be provided (in which case, Popular shall have the right and option to obtain the release of only those Deposit Bundles reasonably necessary to enable the development and support of the Requested Improvements, and Popular will not use such Deposit Bundles except in connection with the development and maintenance of the Requested Improvements).
          Section 3.2 Release Requests. To obtain the release of any Deposit Materials, Popular shall submit to Iron Mountain: (i) a Work Request to release such Deposit Materials that specifies the Deposit Account(s) to be released; and (ii) a certification that a Release Event has occurred (and in the case of Section Section 3.1(e), the required certification) with respect to such Deposit Account(s).

          Section 3.3 Release Disputes. If EVERTEC does not agree that a Release Event has occurred, it may dispute the basis for the release through the Arbitration Procedures, but in no event shall any such dispute prevent or delay the release of any Deposit Materials. If it is finally determined in such arbitration (after any permitted appeals) that a Release Event did not in fact occur (an “Improper Release”), then (i) EVERTEC will resume providing the relevant services (if and to the extent EVERTEC had ceased providing such services in accordance with the MSA) and Popular will deliver such Deposit Materials to Iron Mountain for redeposit into the applicable Deposit Account(s) and destroy any copies thereof still in its possession; (ii) any Elected License with respect to such Deposit Materials would terminate; and (iii) Popular shall pay to EVERTEC an amount equal to the greater of (A) the fees paid or payable by Popular to EVERTEC during the preceding twelve (12) months with respect to the service(s) for which the Deposit Materials were specified by Popular for release from escrow pursuant to an Improper Release; and (B) Five Million Dollars (US $5,000,000). Such payment will be considered liquidated damages for any damages that EVERTEC may have then incurred as a result of the release (other than future damages that EVERTEC may incur as a result of any unauthorized use or disclosure of the Deposit Materials).
ARTICLE IV
LICENSE
          Section 4.1 Grant of Rights. EVERTEC hereby grants to Popular a perpetual, worldwide, irrevocable, right and license (with the right to sublicense to its Affiliates and to third party contractors solely for the benefit of Popular and its Affiliates) to use, reproduce, modify, create derivative works of, distribute, display and otherwise exploit the Deposit Materials for the benefit of its business and the businesses of its Affiliates (provided that, for clarity, the foregoing rights of distribution and public display shall apply only to object code forms or publicly available versions of the Deposit Materials) (collectively, the “Rights”).
          Section 4.2 Limitations. Popular agrees that it shall not exercise the Rights unless and until a Release Event occurs. Further, upon the occurrence of a Release Event, Popular may, at its option, exercise the Rights under the applicable Elected License for the applicable Deposit Materials, but Popular and its Affiliates shall not exercise any Rights with respect to any Deposit Materials for which Popular does not elect to receive an Elected License or with respect to which the Specified Term of such Elected License has expired and not renewed.
          Section 4.3 Election of Rights. Within ten (10) days following the release of any Deposit Materials, Popular shall send to EVERTEC written notice specifying (a) the Deposit Materials with respect to which it elects to exercise the Rights, which may be all or any part of the Deposit Materials released pursuant to Section 3.2 (the “Specified Materials”), and (b) the applicable term or terms of the license for which Popular elects to exercise the Rights with respect such Deposit Materials, which term(s) may be perpetual, term-limited or renewable, in each case, as specified by Popular (the “Specified Term”). In each case, the rights of Popular and its Affiliates that are specified pursuant to this Section 4.3 are referred to herein as the “Elected License”.

          Section 4.4 End of the Specified Term. Within ninety (90) days following the expiration of the Specified Term under any Elected License, an officer of Popular shall certify in writing that, to the extent permitted by Law, all of the Specified Materials (excluding any data or other information contained therein that is owned by Popular, its Affiliates or any of their respective customers) licensed under such Elected License, together with any Future Developments based upon such Specified Materials, have been permanently deleted or destroyed (or otherwise disposed of pursuant to EVERTEC’s reasonable instructions) and that no copies of any of the foregoing remain in Popular’s possession or control, directly or indirectly, subject only to the requirements of any applicable Law or Governmental Entity. Furthermore, Popular will transfer in writing all Rights under the applicable Elected License back to EVERTEC, as a result of which Popular, pursuant to Section 4.2, will be prohibited from exercising such Rights. If Popular does not comply with the requirements set forth in this Section 4.4, Popular hereby consents to EVERTEC being granted equitable relief, such as specific performance to compel Popular to comply with those requirements.
          Section 4.5 Excess Deposit Materials. In the event that the release of the contents of a Deposit Account results in Popular receiving Deposit Materials that are not Specified Materials (“Excess Deposit Materials”), Popular will deliver such Excess Deposit Materials to Iron Mountain for redeposit into escrow and destroy any copies thereof still in its possession.
ARTICLE V
CLAWBACK RIGHT
          Section 5.1 Clawback Right. If, during the term of the MSA, (i) a Release Event occurs and Popular elects to obtain the release of Deposit Materials pursuant to the terms and conditions of this Agreement and the MBESA, and (ii) following such release, the circumstances giving rise to such Release Event are cured (with respect to circumstances that are capable of cure) and the circumstances are such that EVERTEC is capable of resuming services enabled by such Deposit Materials without there being a Release Event, then so long as EVERTEC is capable of adequately providing the service(s) applicable to such Deposit Materials in accordance with the terms and conditions of the MSA that gave rise to the Release Event (each, a “Cured Service”), EVERTEC will have the right, upon reasonable prior notice and subject to the conditions set forth below, (A) to require that Popular return to EVERTEC or destroy such Deposit Materials with respect to such Cured Service and all copies thereof, (B) require that any Elected License associated with such Deposit Materials for the Cured Service would terminate, and (C) resume providing the Cured Service to Popular under the MSA (a, b and c, collectively the “Clawback Right”); provided, however, that if EVERTEC exercises the Clawback Right, EVERTEC will (without limiting any right or remedy of Popular under the MSA) (1) reimburse Popular for all of Popular’s out-of-pocket costs and expenses incurred in connection with the Release Event and Popular’s efforts to resume the service under the MSA that gave rise to Popular’s release request; (2) ensure a transition back to the Cured Service at EVERTEC’s cost with minimal disruption to business continuity ; and (3) promptly deliver to Iron Mountain one copy of any such Deposit Materials for redeposit into escrow in accordance with the terms of the MBESA.

          Section 5.2 Limitations. Notwithstanding Section 5.1, EVERTEC may not exercise the Clawback Right to the extent that such exercise would result in:
          (a) a violation of Law, or
          (b) Popular breaching a contract that it entered into with a third party to provide Popular with services previously provided by EVERTEC under the MSA or otherwise required after a Service Failure or a termination or break-up fee under such a contract, and Popular has used commercially reasonable efforts without compromising its business continuity to avoid the condition giving rise to such breach or such termination or break-up fee provision; provided, however, that EVERTEC may exercise the Clawback Right under this subsection (b) if Popular:
          (i) does not notify EVERTEC that the exercise would result in its breach of a third party contract within thirty (30) days following the date that EVERTEC notifies Popular in writing that it is exercising the Clawback Right, or
          (ii) does so timely notify EVERTEC of the likelihood of a breach of contract and EVERTEC agrees to indemnify and defend Popular with respect to liability to the third party for a claim of breach of contract.
          Section 5.3 Clawback Disputes. If the Parties do not mutually agree both: (i) that EVERTEC is capable of adequately providing the service under the MSA that gave rise to Popular’s release request, and (ii) upon the amount of the reimbursement to Popular pursuant to the preceding paragraph, the Parties will submit the matter(s) to arbitration in accordance with the Arbitration Procedures.
ARTICLE VI
FEES
          Section 6.1 FMV. Upon the release of any Deposit Materials, Popular and EVERTEC will negotiate in good faith to reach an agreement as to the fair market value (“FMV”) of the Elected License. If after thirty (30) days following the release of Deposit Materials from escrow (or, if such release requires the approval of a Governmental Entity, ten (10) days after the receipt of such approval), EVERTEC and Popular cannot reach a binding agreement as to the FMV for the Elected License, the matter will be determined in accordance with the Arbitration Procedures. In connection with the arbitration, each Party may present testimony and a report of a valuation expert.
          Section 6.2 Payment. Once FMV has been determined, Popular will pay to EVERTEC the amount due (whether, at Popular’s election, the full amount due for a Specified Term of a perpetual duration, or the applicable amount due for a Specified Term of limited duration). If Popular elects a Specified Term of limited duration, then such Specified Term will automatically renew for additional successive terms of a duration equal to the initial renewable Specified Term elected by Popular under the Elected License, unless canceled by Popular in writing delivered to EVERTEC at least thirty (30) days prior to the expiration of the then-current term, and Popular will pay the applicable renewal fee upon such renewal.
          Section 6.3 Failure to Pay. If Popular fails to make such payment within thirty (30) days of the Parties entering into a binding agreement as to FMV or final determination of FMV through arbitration (after any permitted appeals or the time for appeal has lapsed), then, following written notice thereof and failure to cure such non-payment or post an equivalent bond within an additional ten (10) days, EVERTEC shall have the right upon written notice to Popular (i) to terminate the MSA, including EVERTEC’s obligation to provide transition services thereunder; and (ii) to require that Popular (A) cease exercising its rights under the Elected License, and (B) return or destroy all copies of the Deposit Materials in its possession or control. Furthermore, Popular, will transfer in writing all Rights under the applicable Elected License back to EVERTEC, as a result of which Popular, pursuant to Section 4.2, will be prohibited from exercising such Rights. If Popular does not comply with the requirements in the foregoing Subsection 6.3(ii), Popular hereby consents to EVERTEC being granted equitable relief, such as specific performance and injunctive relief, to compel Popular to comply with such requirements. If the Parties do not mutually agree both: (i) that EVERTEC is capable of adequately providing the service under the MSA that gave rise to Popular’s release request, and (ii) upon the amount of the reimbursement to Popular pursuant to the preceding paragraph, the Parties will submit the matter(s) to arbitration in accordance with the Arbitration Procedures.
ARTICLE VII
TERM
          Section 7.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue indefinitely.
ARTICLE VIII
APPORTIONMENT OF INDEMNIFICATION OBLIGATIONS
          Section 8.1 Apportionment of Liability. Popular shall be responsible for, and shall reimburse EVERTEC for, any direct and indirect damages, liabilities, losses, costs, and expenses (including reasonable attorney’s fees and out of pocket disbursements) (“Losses”) paid by EVERTEC to Iron Mountain pursuant to a claim brought by Iron Mountain against EVERTEC under Section 7 of the MBESA (an “Iron Mountain Claim”), solely to the extent that such Iron Mountain Claim arises from any (A) Deposit Materials that were part of the Initial Deposit and the intellectual property rights of which were owned by EVERTEC or its subsidiaries as of the Closing; or (B) copies of such Deposit Materials. For the avoidance of doubt, EVERTEC shall be responsible and liable for all Losses arising from an Iron Mountain Claim to the extent such Iron Mountain Claim arises from any (i) Deposit Materials that were part of the Initial Deposit but for which EVERTEC or any of its subsidiaries did not own the intellectual property rights until after the Closing; or (ii) Deposit Materials that were neither part of the Initial Deposit nor copies of Deposit Materials that were part of the Initial Deposit.

          Section 8.2 Defense of an Iron Mountain Claim. The Parties shall cooperate to determine in good faith which party shall control and direct the defense, and exercise the other rights of EVERTEC, pursuant to Section 7 of the MBESA. In the event that the Parties do not promptly each make such a determination, the Party who bears (or based on the Iron Mountain Claim, is reasonably likely to bear) the greater responsibility for the Iron Mountain Claim shall have the primary right and power to direct and control the defense of any Iron Mountain Claim; provided that, both Parties shall cooperate fully, and each Party shall have the right (at its own expense and cost) to participate, in such defense. Notwithstanding the foregoing, neither Party shall enter into any settlement or agreement that would prejudice the other Party’s rights in the Deposit Materials or under this Agreement or the MBESA, or otherwise impose any liability or obligation on the other Party, without the prior written consent of such Party.
          Section 8.3 Procedures. EVERTEC will promptly notify Popular of any Iron Mountain Claim. Any dispute in connection with the obligations under this Article VIII shall be settled in accordance with the Arbitration Procedures.
ARTICLE IX
DISPUTE RESOLUTION
          Section 9.1 Arbitration Procedures.
          (a) Any controversy or claim solely as between the Parties arising out of or relating to this Agreement, or the breach of the same, shall be settled by binding arbitration in accordance with the following arbitration procedures (the “Arbitration Procedures”). A matter submitted for resolution by arbitration shall be arbitrated in accordance with the then existing commercial arbitration rules of the AAA by a panel of three (3) independent arbitrators, with one appointed by each Party, and the two appointees selecting the third arbitrator in accordance with such rules. If either Party hereto fails to select an arbitrator within ten (10) days after notice of such failure from the other party or the AAA, then the AAA shall appoint such arbitrator. If the two appointees are unable to agree on the third arbitrator, then the AAA shall select the same using the foregoing qualification.
          (b) The arbitration hearing shall be held in San Juan, Puerto Rico, at such date, time and place as established by the arbitrators and the proceedings shall be conducted in English. Witnesses whose native language is not English may give oral or written testimony in their native language, with appropriate translation into English. Documentary evidence in Spanish may be submitted, with appropriate translation into English.
          (c) The arbitrators must render their arbitral decision and award and give a written opinion setting forth the basis of their decision, all not later than ninety (90) days after the conclusion of the arbitration. The factual determinations of the Arbitration Panel shall be final, and an arbitration decision may only be appealed on procedural grounds.
          (g) Each Party shall take or cause to be taken all reasonable action to facilitate the conduct of the arbitration and the rendering of the arbitral award at the earliest possible date.

          (h) The costs of the arbitration shall be borne and paid equally by the Parties.
          Section 9.2 Injunctive Relief. The Parties recognize and acknowledge that in the event of a potential, anticipatory or actual breach of this Agreement, it may be necessary or appropriate for the non-breaching Party to seek injunctive relief, if and to the extent legally available, in order to avoid harm or further harm to the non-breaching Party. If a Party desires injunctive relief, it may pursue the same in any court of competent jurisdiction; provided, however, that, if granted, such injunctive relief shall apply only to prevent a breach or further breaches and shall remain in effect only so long as the court deems necessary or appropriate to permit resolution of the underlying disputes in accordance with this Article IX. Neither the seeking of injunctive relief nor the granting thereof is intended or shall result in the application of a substantive or procedural law other than the applicable governing law pursuant to this Agreement.
ARTICLE X
MISCELLANEOUS
          Section 10.1 Confidentiality. Popular’s use of Deposit Materials that comprise Confidential Information will be subject to confidentiality obligations under the MSA, which confidentiality obligations will survive any termination of the MSA. Furthermore, notwithstanding anything in the MSA that would require a lesser degree of care or diligence, Popular will use its best efforts to hold all Deposit Materials that comprise Confidential Information in strict confidence to protect the Deposit Materials from unauthorized disclosure and use. Furthermore, notwithstanding anything in the MSA to the contrary, Popular’s obligations with respect to confidentiality and use of the Deposit Materials shall survive termination of this Agreement.
          Section 10.2 Costs and Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants incurred in fulfilling the obligations under this Agreement and shall be paid by the Party incurring such costs and expenses. Popular shall pay all Service Fees.
          Section 10.3 Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, courier or overnight delivery service if transmitted prior to 5 p.m. on a Business Day, upon delivery (and otherwise such notice, request, claim, demand or other communication shall be deemed not to have been given until the next Business Day), or (b) if mailed, four Business Days after deposit in certified or registered mail and with first-class postage prepaid, or (c) in the case of facsimile notice, when sent and transmission is confirmed if transmitted prior to 5 p.m. on a Business Day in the place of receipt (and otherwise such notice, request, claim, demand or other communication shall be deemed not to have been given until the next Business Day), and, regardless of method, addressed to the Party at its address or facsimile number set forth below (or at such other address or facsimile number as the Party shall furnish the other Party in accordance with this Section 10.3):

If to Seller:

Popular, Inc.
209 Muñoz Rivera Avenue
Hato Reyes, Puerto Rico 00918
Telephone:	(787) 758-7208
Telecopy:	(787) 754-4984
Email:	rcarrion@bppr.com
Attention:	Richard L. Carrión
CEO & President

copy to:	Ignacio Alvarez, Esq.
Executive Vice President & General Counsel
igalvarez@bppr.com

with copies to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Telephone:	(212) 558-4000
Telecopy:	(212) 291-9156
Email:	toumeyd@sullcrom.com
Attention:	Donald J. Toumey

if to the Company:

EVERTEC, Inc.
Carr #176, Km 1.3
Cupey Bajo, Rio Piedras Puerto Rico 00926
P.O. Box 364527
San Juan, Puerto Rico 00936-4527
Telephone:	(787) 759-9999
Telecopy:	(787) 250-7356
Email:	fvillamil@evertecinc.com
Attention:	Felix Villamil
President

copy to:	Luisa Wert, Esq.
lwert@evertecinc.com

with copies to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park

New York, NY 10036
Telephone:	(212) 872-1000
Telecopy:	(212) 872-1002
Email:	aweinstein@akingump.com
Attention:	Adam K. Weinstein
          Section 10.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
          Section 10.5 Entire Agreement. This Agreement (including all the Exhibits hereto) and the MBESA constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, oral or written, between the Parties with respect to the subject matter hereof and thereof.
          Section 10.6 Assignment. [This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties; provided, that either Party may assign any of its rights, duties and obligations under this Agreement to its financing sources solely in connection with the grant of a security interest and the enforcement of any rights and remedies that the assigning Party has against the other Party under this Agreement, subject to claims, defenses and rights of set off that such other Party may have against the assigning Party; provided, further, that EVERTEC shall be permitted, without the consent of Popular (i) to assign any of its rights, duties or obligations under this Agreement to a Subsidiary of Carib Holdings, Inc., so long as (x) such assignment does not materially and adversely affect Popular and (y) EVERTEC agrees to remain responsible for all of its obligations pursuant to this Agreement and cause such Subsidiary to assign any such assigned rights, duties or obligations back to EVERTEC prior to consummating any transaction that results in such entity ceasing to be a Subsidiary of EVERTEC or (ii) in connection with an assignment, sale or transfer of all or [all or substantially all] of the assets of EVERTEC so long as EVERTEC agrees to remain responsible for all of its obligations pursuant to this Agreement. In the event EVERTEC requests or requires consent from Popular in connection with an assignment to a Subsidiary of Carib Holdings, Inc., such consent shall not be unreasonably withheld, delayed or denied.]
          Section 10.7 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Popular and EVERTEC, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
          Section 10.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Delaware without regard to any conflict of law rules thereof that would apply to the laws of a different jurisdiction. Each Party hereto agrees that it shall bring any action for injunctive relief in accordance with Section 9.2 exclusively in any federal court located in the State of Delaware or any Delaware state court (the “Chosen Courts”), and solely in connection with an action for injunctive relief brought in accordance with Section 9.2 (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto and (iv) agrees that service of process upon such Party in any such action for injunctive relief brought in accordance with Section 9.2 shall be effective if notice is given in accordance with Section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
          Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.
          Section 10.10 Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.
          Section 10.11 No Additional Rights. Except as expressly provided otherwise in this Agreement, the Parties hereto agree that no provisions of this Agreement shall grant to either Party hereto any additional rights to the other Party’s proprietary information, technology or know-how.
          Section 10.12 Further Assurances. The Parties agree to take all further actions, execute all further documents and otherwise cooperate in good faith to further the intents and purposes of this Agreement

          Section 10.13 Bankruptcy. The licenses granted herein shall be deemed to be, for purposes of Section 365(n) of The Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§ 101 et. seq. (the “Bankruptcy Code”), licenses to rights in “intellectual property” as defined in Section 101 of the Bankruptcy Code. The Parties agree that Popular shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that EVERTEC becomes the subject of a bankruptcy proceeding under the Bankruptcy Code (either voluntarily or involuntarily) (a “Bankruptcy Event”), Popular shall be entitled, at its option, to: (i) retain all of its rights under this Agreement pursuant to Section 365(n) of the Bankruptcy Code, or (ii) to receive a complete duplicate of, or complete access to, all subject matter licensed hereunder to Popular constituting “intellectual property” under Section 101 of the Bankruptcy Code and all embodiments thereof. If such intellectual property is not already in Popular’s possession, it shall be promptly delivered to Popular upon Popular’s written request (i) upon any such commencement of a Bankruptcy Event, unless EVERTEC agrees to continue to perform all of its obligations under this Agreement, or (ii) upon the rejection of this Agreement by or on behalf of EVERTEC. For the avoidance of doubt, nothing contained in this Section 10.13 shall limit the rights of Popular under the MBESA.
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          IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

POPULAR, INC.
By:
Name:
Title:

EVERTEC, INC.
By:
Name:
Title: